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                                                                    EXHIBIT 24.1


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony F. Daddino, Neil Radey, Richard
E. Thornburgh and Lewis H. Wirshba and each of them severally, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file (i) a registration statement on Form S-3 of Credit Suisse First Boston (USA), Inc., including any and all amendments and supplements (including post-effective amendments) thereto, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       NAME                          TITLE                          DATE
       ----                          -----                          ----

/s/ John J. Mack        Director, Principal Executive Officer   October 18, 2001
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John J. Mack

/s/ Anthony F. Daddino  Director, Principal Financial Officer   October 18, 2001
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Anthony F. Daddino

/s/ David C. Fisher     Principal Accounting Officer            October 18, 2001
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David C. Fisher

/s/ Robert M. Baylis    Director                                October 17, 2001
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Robert M. Baylis

/s/ Brady W. Dougan     Director                                October 18, 2001
---------------------
Brady W. Dougan

Carol B. Einiger        Director                                October 16, 2001
---------------------
Carol B. Einiger

/s/ Gates H. Hawn       Director                                October 18, 2001
---------------------
Gates H. Hawn

/s/ Hamilton E. James   Director                                October 18, 2001
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Hamilton E. James

/s/ Joe L. Roby         Director                                October 18, 2001
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Joe L. Roby

/s/ Philip K. Ryan      Director                                October 18, 2001
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Philip K. Ryan

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       NAME                          TITLE                          DATE
       ----                          -----                          ----

/s/ Richard E. Thornburgh  Director                            October 18, 2001
---------------------
Richard E. Thornburgh

/s/ Maynard J. Toll, Jr.   Director                            October 18, 2001
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Maynard J. Toll, Jr.

/s/ Stephen R. Volk        Director                            October 18, 2001
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Stephen R. Volk

/s/ Charles G. Ward III    Director                            October 18, 2001
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Charles G. Ward III